Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Foamix Pharmaceuticals Ltd. (Formerly- Foamix Ltd.) of our report dated August 13, 2014, except for note 12(f) as to which the date is September 2, 2014, relating to the financial statements of Foamix Pharmaceuticals Ltd. which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kesselman & Kesselman

Tel-Aviv, Israel	Kesselman & Kesselman
September 17, 2014	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556,
www.pwc.com/il